UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): May 10, 2005



                       Access Pharmaceuticals, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                     0-9314                  83-0221517
------------------------    ------------------------    -------------------
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer

                                                        Identification No.)


     2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
     -----------------------------------------------           ---------
        (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code: (214) 905-5100
                                                       --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01
Entry into a Material Definitive Agreement

On May 11, 2005, Access Pharmaceuticals, Inc. (the "Company") announced that Kerry Gray resigned as President and Chief Executive Officer of the Company, effective as of May 10, 2005, (the "Resignation Date"). Mr.
Gray resigned from the Company's Board of Directors and from all other positions held with the Company, effective as of the Resignation Date.
The Company and Mr. Gray entered into a Separation Agreement with the Company dated as of May 10, 2005 (the "Separation Agreement"). Pursuant to the terms of the Separation Agreement, Mr. Gray has agreed to provide certain post-termination assistance to the Company. He also agreed to maintain the confidentiality of Company proprietary information and to a customary mutual release of claims with the Company. The Separation Agreement provides for an immediate cash payment to Mr. Gray of $225,000 and payments of $33,333.33 each month for a period of 18 months, which payments are secured by a lien on the Company's assets. The Company is required to issue 3,500 shares of the Company's common stock to Mr. Gray each month for a period of 18 months following the Resignation Date. The Separation Agreement also provides that all of Mr. Gray's outstanding stock options and shares of restricted stock immediately and fully vested and options remain exercisable for a period of two years.

On May 11, 2005, the Company announced that Rosemary Mazanet, M.D.,
Ph.D, has been named by the Board of Directors as the Company's Acting
Chief Executive Officer, effective as of May 11, 2005 (the "Effective Date"). The agreement is memorialized in a Letter Agreement with the Company, dated May 10, 2005 (the "Employment Letter"). Dr. Mazanet's title will be Acting Chief Executive Officer and she will report directly to, and be subject to the direction of, the Company's Board of Directors. Dr. Mazanet will be paid a weekly salary of $7,500 for the duration of the Employment
Agreement and was granted a non-qualified stock option of 30,000 shares of the Company's common stock, with an exercise price equal to the last sale price on the Effective Date. Dr. Mazanet's option will vest monthly over a six month period. The Employment Letter also grants Dr. Mazanet similar employee benefits as the Company's other executive officers, D&O insurance
coverage and a signing bonus of $30,000.   The Employment Letter provides
for additional option or cash grants based on milestones to be agreed upon by Dr. Mazanet and the Company's Board of Directors.


Item 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective May 10, 2005, Kerry Gray resigned as President and Chief Executive Officer of the Company and concurrently resigned from the Company's Board of Directors. A description of the terms of Mr. Gray's resignation are included under Item 1.01 and incorporated herein by reference.

(c) On May 11, 2005, the Company announced that Rosemary Mazanet,
M.D., Ph.D, 49, has been named by the Board of Directors as the Company's Acting Chief Executive Officer effective as of May 11, 2005.
A description Dr. Mazanet's employment terms are included under Item 1.01 and incorporated herein by reference.

Dr. Mazanet currently serves as Chief Executive Officer of Breakthrough Therapeutics, LLC, a privately held development stage biotechnology company. From June 1998 to February 2004, Dr. Mazanet served as Chief Scientific Officer and a General Partner of Oracle Partners, L.P., a healthcare investment firm. As Sr. Director of Clinical Research at Amgen in the early and mid 1990s, she was responsible for the submission of corporate INDs, the registration strategy and conduct of Phase I, II and III clinical trials. Dr. Mazanet also serves as an independent director at GTx, Inc (Nasdaq: GTXI) and is a trustee at the University of Pennsylvania, School of Medicine where she received her M.D. and Ph.D. Dr. Mazanet was trained as an oncologist in the Harvard Medical System where she was also a faculty member.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Access Pharmaceuticals, Inc.
                                                 (Registrant)

                                          By: /s/ Stephen B. Thompson
                                             ------------------
                                              Stephen B. Thompson
                                              Vice President and
                                              Chief Financial Officer

Dated May 16, 2005

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